EXHIBIT 31.2

MANAGEMENT CERTIFICATION

I, Michael E. Newcity, certify that:

1.               I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Arkansas Best Corporation; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	July 7, 2010	/s/ Michael E. Newcity
Michael E. Newcity
Vice President — Chief Financial Officer and Principal Financial Officer